UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 25, 2013

Commission File Number:  001-32420

True Drinks Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
84-1575085
(IRS Employer Identification No.)

18552 MacArthur Blvd, Suite 325, Irvine, California 92612
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 25, 2013, True Drinks Holdings, Inc. (the "Company") accepted subscription agreements (the "Subscription Agreements") from certain accredited investors (the "Investors"), resulting in the issuance of convertible promissory notes (the "Notes") in the aggregate principal amount of $300,000 (the "October 25th Release"). The Company accepted the Subscription Agreements and issued the Notes in connection with the offering of Notes and warrants to Investors, as previously disclosed by the Company in the Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 26, 2013 (the "Offering"). The October 25th Release represents the final issuances of Notes in the Offering. Including the October 25th Release, the Company received total gross proceeds of approximately $2.5 million over the course of the Offering.

Each Note currently accrues interest at a rate of 12% per annum, and matures on November 29, 2013 (the "Maturity Date"); provided, however, under the terms of the Notes, the Company may elect to extend the Maturity Date to February 28, 2014 and begin accruing interest at a rate of 14% as of the date of such extension (the "First Extension Option"), and again to May 31, 2014 and begin accruing interest at a rate of 15% per annum as of the date of such extension (the "Second Extension Option"). Each Note is convertible, at the option of the holder thereof into that number of shares of the Company's common stock, $0.001 par value ("Common Stock"), equal to the outstanding principal balance of the Note, plus accrued but unpaid interest, divided by $2.00.

Item 3.02 Unregistered Sales of Equity Securities.

On October 25, 2013, the Company issued five-year warrants (the "October 25th Warrants", and together with all other warrants issued in the Offering, the "Warrants") to purchase an aggregate total of 247,500 shares of the Company's Common Stock for $1.10 per share (the "Warrant Shares") to Investors as additional consideration for the purchase of Notes, as described in Item 2.03. Under the terms of the Subscription Agreement, in the event the Company exercises either the First Extension Option or Second Extension Option, the number of Warrant Shares exercisable by the Investors will increase by 25% per Maturity Date extension. The October 25th Warrants represent the final issuance of Warrants in the Offering. In total, the Company issued Warrants to purchase approximately 1.7 million shares of Common Stock over the course of the Offering.

The Warrants were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each of the investors represented that it was an "accredited investor" as defined in Regulation D. The proceeds from the sale of the Notes and the issuance of Common Stock upon exercise of the Warrants are expected to be used for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

True Drinks Holdings, Inc.

Date:   October 30, 2013
By:	/s/ Daniel Kerker

Name: Daniel Kerker
Title: Chief Financial Officer